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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Voxware, Inc.
Lawrenceville, New Jersey

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated October 8, 2004, relating to the consolidated financial statements of Voxware, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2004.

We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ BDO Seidman, LLP
Philadelphia, Pennsylvania
May 5, 2005